Exhibit 23.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Paine Webber Group Inc. pertaining to the Paine Webber Group Inc. 6.25% Convertible Debentures Due 2007 in Connection with the 2000 KEEP Program of our report dated January 31,2000, with respect to the consolidated financial statements and schedules of Paine Webber Group Inc. included or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999.




/s/ Ernst & Young
New York, New York
April 26, 2000